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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 11, 1995



                          CARTER DAY INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


     Delaware                           1-6252                13-1884908
(State or other jurisdiction of     (Commission          (I.R.S.Employer
 incorporation or organization)       File No.)         Identication No.)


500 73rd Avenue N.E., Minneapolis, Minnesota                      55432
(Address of principal executive offices)                      (Zip Code)


(Registrant's telephone number, including area code)     (612) 571-1000


                                Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

There are no exhibits.  This document contains 2 pages.


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Item 5.  Other Events
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     More than a decade ago, the U.S. Environmental Protection Agency ("EPA")
notified Carter Day Industries, Inc. (the "Company") that it was a potentially responsible party and might be liable for the costs of cleaning up two landfill sites in New Jersey known as Combe Fill North and Combe Fill South.

     In September, 1995, the EPA issued a demand letter seeking payment for the cleanup of the Combe Fill North Site. Such letter was issued in anticipation of the expiration of the Statute of Limitations applicable to an EPA legal action against the Company with respect to Combe Fill North, which time period expired on December 11, 1995. Following receipt of the EPA notice, the Company negotiated with the EPA and the United States Department of Justice (which acts as legal counsel to the EPA in these matters) and following such negotiations the Government decided not to institute legal action and allowed the Statute of Limitations to run, thereby precluding legal action by the EPA with respect to Combe Fill North in the future.

     The Company does not believe that the facts and circumstances regarding the Combe Fill South Site are significantly different from those affecting Combe Fill North - except that the Statute of Limitations applicable to Combe Fill South does not expire until October of 1998. In the event that the EPA makes a demand with respect to Combe Fill South, the Company will seek a declaratory judgment that any and all obligations with respect thereto were discharged by its plan of reorganization as confirmed by the United States Bankruptcy Court in December of 1983.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CARTER DAY INDUSTRIES, INC.
                                   Registrant



Date:  December 29, 1995           By: /s/ Paul W. Ernst
                                   -------------------------------
                                   Director, President, Treasurer
                                   and Chief Executive Officer



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